EXHIBIT 10.3

                        SETTLEMENT AND RELEASE AGREEMENT


                  THIS SETTLEMENT AND RELEASE AGREEMENT (this "Agreement") is entered into as of the 19th day of December, 1996, by and among ARTRA GROUP Incorporated, a Pennsylvania corporation ("ARTRA"), Fill-Mor Holding, Inc., a Delaware corporation ("Fill-Mor"), and Peter R. Harvey ("Harvey") (referred to collectively as the "ARTRA Parties"), and COMFORCE Corporation, a Delaware corporation formerly known as The Lori Corporation (including any predecessors, "COMFORCE"), James L. Paterek, Michael Ferrentino, Christopher P. Franco and Kevin W. Kiernan (such individuals referred to as the "Designated Individuals" and, together with COMFORCE, referred to collectively as the "COMFORCE Parties"), and Kwiatt, Silverman & Ruben, Ltd. ("KSR").

                  WHEREAS, under that certain letter agreement dated June 29, 1995, as amended as of October 6, 1995, among ARTRA and the COMFORCE Parties (the "Letter Agreement"), the Designated Individuals agreed to, inter alia, direct COMFORCE's entry into the technical staffing business; and

                  WHEREAS, pursuant to the Assumption Agreement dated as of October 17, 1995 between ARTRA and COMFORCE (the "Assumption Agreement"), COMFORCE agreed to issue to ARTRA 100,000 shares of the common stock of COMFORCE ("Common Stock") in consideration of the cancellation of all issued and outstanding shares of the Series C Preferred Stock of COMFORCE, all of which shares were held by ARTRA (the "Series C Preferred Stock"), and ARTRA agreed to assume substantially all pre-existing liabilities of COMFORCE; and

                  WHEREAS, as of September 30, 1995, COMFORCE discontinued its jewelry business and, on October 17, 1995, entered the technical staffing business upon acquiring all of the capital stock of Spectrum Global Services Inc. (formerly d/b/a YIELD Global and now known as COMFORCE Telecom, Inc.) ("Global"); and

                  WHEREAS, in connection with ARTRA's guarantee of certain obligations in connection with the Global acquisition, COMFORCE issued (but did not deliver to ARTRA) 100,000 shares of Common Stock; and

                  WHEREAS, COMFORCE has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 33-60403) to register for resale certain shares of Common Stock, to be offered pursuant to Rule 415 of the Commission's Rules (the "Shelf Registration Statement"), which registration statement has not yet been declared effective by the Commission, and proposes to file with the Commission a registration statement on Form S-1 (the "Underwritten Registration Statement") for the registration of shares to be publicly offered by COMFORCE (the "Underwritten Offering") and certain selling stockholders, such offering to be underwritten by PaineWebber Incorporated and Unterberg Harris, and/or such other underwriters as may agree to participate in such offering (the "Underwriters"); and



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                  WHEREAS,  Fill-Mor, a wholly-owned subsidiary of ARTRA, is the record and beneficial owner of 1,769,703 shares of Common Stock representing 1,769,703 shares held of record for in excess of three years; and

                   WHEREAS, by unanimous consent in lieu of a meeting dated October 16, 1995, the Board of Directors of COMFORCE caused certain existing employee options under COMFORCE's Long-Term Stock Investment Plan (the "Option Plan") not to terminate in certain circumstances as provided under the Option Plan, including 90 days after the termination of an employee's employment with COMFORCE; and

                  WHEREAS, the ARTRA Parties and the COMFORCE parties desire to amicably settle various disputes and interpretive questions which have arisen concerning the Letter Agreement, the Option Plan and other matters; and

                  WHEREAS, as a part of the transactions contemplated hereby, the parties have agreed to give to each other mutual releases as set forth herein.

                  NOW, THEREFORE, in consideration of the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

                  1. ARTRA hereby waives any right it may have under the Letter Agreement to designate any person for nomination or election to the Board of Directors (except to the extent such rights, if any, may be exercised by any stockholder of COMFORCE in accordance with Delaware law or the bylaws of COMFORCE). COMFORCE agrees not to dispute the claims of Fill-Mor that it is not an "affiliate" of COMFORCE within the meaning of that term under Rule 144 of the Rules of the Commission. Subject to Fill-Mor's compliance with the terms of the Lock-up Agreement in the form attached hereto as Exhibit 3 (the "Lock-up Agreement"), with respect to any shares of Common Stock held by Fill-Mor for in excess of three years and presented to COMFORCE's transfer agent either for (a) removal of the legend thereon restricting the transfer of such shares except upon registration or an exemption therefrom under the Securities Act of 1933
(the "Restrictive Legend"), or (b) transfer free of the Restrictive Legend, COMFORCE shall either (i) cause its counsel to issue an opinion permitting the removal of the Restrictive Legend or the transfer free of the Restrictive Legend or (ii) cause such shares to be registered under the Shelf Registration Statement.

                  2. Simultaneously with the execution of this Agreement, (i) COMFORCE will deliver to ARTRA certificates evidencing 200,000 shares of Common Stock in consideration of ARTRA's guarantee of the Global obligations and the cancellation of the Series C Preferred Stock, and (ii) ARTRA shall deliver to COMFORCE certificates evidencing 9,701 shares of Series C Preferred Stock, marked "Canceled."

                  3. COMFORCE agrees to include in the Underwritten Registration Statement for registration for resale 200,000 shares of Common Stock held by ARTRA and 180,000 shares of Common Stock held by Fill-Mor (collectively, the "Registration Shares"). Simultaneously with the execution of this Agreement, Fill-Mor and ARTRA shall enter into a Lock-up Agreement in the form

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attached  hereto as Exhibit 3 with respect to  1,589,703  shares of Common Stock
(the "Lock-up Shares"), being all of the shares of Common Stock held by either Fill-Mor or ARTRA (including the 125,000 shares held in the escrow account described in paragraph 11 hereof) other than the 380,000 Registration Shares. Notwithstanding the foregoing, in the event that the market price of the Common Stock as reported on the American Stock Exchange is less than $10.00 per share at the close of trading on the date 10 days prior to the scheduled commencement date of the road show for the Underwritten Offering, ARTRA and Fill-Mor shall have the right, upon written notice given to COMFORCE on such date (which notice may be sent by fax), to withdraw all or any portion of the Registration Shares from the Underwritten Registration Statement. In such event, COMFORCE shall not be obligated to register for resale any of the withdrawn Registration Shares, but the terms of this Agreement shall continue in full force and effect in all other respects.

                  4. ARTRA agrees to appoint KSR to serve as the custodian (in such capacity, referred to as the "Custodian") of (i) the Registration Shares (on a interim basis pending release to the Underwriters to be held under a custody agreement among the Underwriters and all of the selling stockholders in the Underwritten Offering (the "Underwriters Custody Agreement")) and (ii) the Lock-up Shares (except for Lock-up Shares held in the escrow account described in paragraph 11 hereof for so long as such shares are held thereunder) pursuant to the terms of a custody agreement to be negotiated in good faith by ARTRA, Harvey and COMFORCE and entered into within 15 days after the execution of this Agreement (the "KSR Custody Agreement"). The KSR Custody Agreement shall provide that the Lock-up Shares held under the KSR Custody Agreement will not be released by the Custodian except upon the joint direction of the Custodian and Doepken Keevican & Weiss ("DKW"), which direction shall not be withheld so long as the conditions for release of the Lock-up Shares hereunder and under the KSR Custody Agreement are satisfied (including without limitation to effect any pledge permitted hereunder so long as the pledgee acknowledges and agrees to the terms set forth herein).

                  The KSR Custody Agreement shall also provide that the Registration Shares shall be held by the Custodian from the date of execution of this Agreement until 10 days prior to the scheduled commencement date of the road show for the Underwriters Offering and, thereupon, shall be released to the custodian under the Underwriters Custody Agreement, except for any Registration Shares as to which ARTRA or Fill-Mor elect not to include in Underwriters Registration Statement. Any such shares not included in the Underwriters Registration Statement shall thereupon be deemed to be Lock-up Shares and shall continue to be held by the Custodian under the KSR Custody Agreement.

                  The KSR Custody Agreement shall also provide that the Lock-up Shares shall be held by the Custodian for as long as such shares continue to be Lock-up Shares, and neither such shares nor any direct or indirect beneficial interest therein shall be sold, transferred, pledged, hypothecated, margined or placed in street name with any broker-dealer or otherwise directly or indirectly disposed of during the term of the Lock-up Agreement and the KSR Custody Agreement, except that the Lock-up Shares may be pledged to a lender so long as
(i) the pledgee is not a registered broker-dealer firm, (ii) the pledgee agrees to be bound by the terms of the Lockup Agreement and (iii) the Lock-up Shares pledged shall not be placed in street name and shall not

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be loaned (or made  available to any  broker-dealer  to be loaned) to any person who maintains or proposes to maintain a short position in COMFORCE's securities.

                  5. Effective upon the closing of the offering pursuant to the Underwritten Registration Statement (the "Offering"), COMFORCE shall direct the disbursement agent to disburse to Manufacturer's Bank ("Manufacturer's") from the proceeds of the sale of the Registration Shares an amount equal to the outstanding principal and accrued, unpaid interest on the loan of Manufacturer's to Fill-Mor, currently aggregating approximately $2.5 million (the "Manufacturer's Loan"), with all remaining net proceeds from the sale of the Registration Shares to be disbursed at the direction of ARTRA.

                  Simultaneously with the execution of this Agreement, ARTRA agrees to execute and deliver to Manufacturer's a notice in a form reasonably acceptable to COMFORCE which directs Manufacturer's, upon repayment of the Manufacturer's Loan, (i) to deliver directly to the Custodian certificates evidencing 800,000 shares of Common Stock pledged to collateralize the Manufacturer's Loan, such certificates to be held pursuant to the terms of the Custody Agreement and the Lock-up Agreement, and (ii) not to honor any contrary instructions as to release of such shares except upon its receipt of joint written instructions from ARTRA and COMFORCE as to the same. Within 10 days after the execution of this Agreement, ARTRA agrees to take all reasonable steps to cause Manufacturer's to acknowledge receipt of the notice and to be bound by the terms thereof.

                  6. COMFORCE agrees to recognize and honor the action of its Board of Directors by unanimous written consent dated October 16, 1995 with respect to the options granted under the Option Plan to certain employees of COMFORCE named therein (the "Employee Options") (a copy of which consent is attached hereto as Exhibit 6). The ARTRA Parties acknowledge and understand that COMFORCE is not required and does not presently intend to register any of the shares issuable upon the exercise of Employee Options, and that, if any optionee desires to have option shares held by such optionee registered, such optionee must individually negotiate with COMFORCE as to the terms under which such registration will be effected, if at all.

                  7. The ARTRA Parties agree that the Designated Individuals are entitled to receive in the aggregate not less than 3,888,084 shares of Common Stock pursuant to the terms of the Letter Agreement, including not less than 796,782 shares to be issued in respect of the anti-dilution provisions thereof, and options to purchase in the aggregate ___________ shares of Common Stock pursuant to the terms of the Letter Agreement and the action of the Board of Directors of COMFORCE, and shall not hereafter make statements in any regulatory filings or pleadings or otherwise which question the right of the Designated Individuals to receive such shares or options.

                  8. ARTRA agrees to cause its employees and representatives to deliver or make available to COMFORCE all files and records relating to COMFORCE and its predecessors not

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previously  delivered to COMFORCE,  provided,  however,  that COMFORCE agrees to make available to ARTRA and/or its counsel for review and copying, subject to any confidentiality agreement in customary form as to information not in the public domain or as to which the attorney-client privilege obtains, such information in such files (and all files previously delivered by ARTRA to COMFORCE) reasonably required (i) to enable ARTRA to determine the nature or scope of any continuing obligation of ARTRA for liabilities of COMFORCE, including pursuant to the Assumption Agreement or otherwise, or to defend itself against any claims therefor, (ii) to enable ARTRA to verify, correct or defend any of its consolidated tax returns, (iii) to enable ARTRA to prepare or verify the accuracy of any of its securities law disclosures, (iv) to enable any prospective underwriter of ARTRA or any prospective lender or acquiror of an interest in ARTRA to conduct a due diligence review of any matters relating to any potential continuing obligation of ARTRA for liabilities of COMFORCE, or (v) for any like proper business purpose.

                  9. ARTRA hereby represents and warrants to COMFORCE that the warrant and related put purported to be held by IBJ Schroder Bank & Trust Company ("Schroder"), a copy of which is attached hereto as Exhibit 9 (the "Schroder Warrant"), has been terminated pursuant to an agreement of the parties. ARTRA agrees to assume full responsibility and liability for any loss or damage suffered or incurred by COMFORCE by reason of the purported exercise of the Schroder Warrant. ARTRA, at its sole cost and expense, shall indemnify and hold COMFORCE harmless from and against any losses, damages or claims, including legal fees and expenses, in connection with the Schroder Warrant. In the event any legal action is brought or threatened to be brought by Schroder to enforce the Schroder Warrant or to recover damages for COMFORCE's failure to honor the same, ARTRA shall defend against such action or claim, at its expense; provided, however, that COMFORCE shall receive notices of all petitions and motions filed, and any other actions taken in connection therewith (including the taking of depositions) and may participate in the defense of the case at its cost, to the extent it desires, or at ARTRA's cost, if ARTRA fails to diligently prosecute or defend the action.

                  10. ARTRA acknowledges and affirms its obligations under the Assumption Agreement and agrees that (i) it shall assume all liabilities for the operations of Lawrence Jewelry Corporation, Rosecraft, Inc. and New Dimensions Accessories Ltd. (the "Jewelry Subsidiaries") that COMFORCE would, absent this assumption, otherwise be liable for, and (ii) all environmental liabilities of COMFORCE which have arisen or may arise by reason of any actions occurring prior to October 17, 1995, including the environmental matters at the Gary, Indiana site identified in Exhibit 10A attached hereto (the "Gary Site"). COMFORCE acknowledges and understands that ARTRA does not assume any liabilities for the Jewelry Subsidiaries which are the obligation of any subsidiary corporation and not of COMFORCE, as its parent (the "Subsidiary Obligations"). In this connection, simultaneously with the execution of this Agreement, ARTRA and COMFORCE shall enter into the Stock Transfer Agreement in the form attached as
Exhibit 10B hereto, and shall execute the stock powers attached thereto. ARTRA represents to COMFORCE that it has, to its knowledge, satisfied all of the liabilities of the Jewelry Subsidiaries except for (i) the Subsidiary Obligations and (ii) $350,000 of obligations

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owed to certain  creditors as part of the  reorganization  in  bankruptcy of New
Dimensions Accessories Ltd., which creditors cannot be located by ARTRA (the "NDA Creditors").

                  11. To secure its obligations with respect to (i) the Schroder Warrant, (ii) the Gary Site and (iii) the NDA Creditors, ARTRA agrees to deposit with Firstar Trust Company, a Wisconsin banking corporation, as escrow agent, or another mutually acceptable bank or trust company if Firstar Trust Company declines to serve as escrow agent (the "Escrow Agent"), certificates evidencing 125,000 shares of Common Stock (the "Escrowed Shares"). Such shares shall be held by the Escrow Agent pursuant to the terms of an escrow agreement to be negotiated by the parties in good faith and executed within 30 days after the date this Agreement is executed (the "Escrow Agreement"). ARTRA acknowledges that its liabilities with respect to (i) the Schroder Warrant, (ii) the Gary Site and (iii) the NDA Creditors are not limited by the amount held pursuant to the Escrow Agreement. If any such matter shall now or hereafter be the subject of legal proceedings, COMFORCE shall receive notices of all petitions and motions filed, and any other actions taken in connection therewith in any such matter (including the taking of depositions) and may participate in the defense of any case at its cost, to the extent it desires, or at ARTRA's cost, if ARTRA fails to diligently defend any such matter.

                  The Escrow Agreement shall provide that the Escrowed Shares shall be held by the Escrow Agent and shall be released only as follows:

                  (a) Upon the earliest to occur of (i) the final determination by a court of competent jurisdiction, and the expiration of all periods of appeal, that the Schroder Warrant has been extinguished, (ii) the expiration of the Schroder Warrant by its own terms without the warrant or put option thereunder being exercised or (iii) the expiration of all applicable statutes of limitation under which an action could be maintained by Schroder with respect to the Schroder Warrant, 50,000 of the Escrowed Shares shall be released to ARTRA;

                  (b) Upon the final determination by a court of competent jurisdiction, and the expiration of all periods of appeal, that the Schroder Warrant is effective in accordance with its terms, such number of the Escrowed Shares shall be sold by the Escrow Agent as may be necessary to satisfy the judgment and fully discharge any liability to Schroder;

                  (c) In accordance with the terms of any settlement agreement entered into with Schroder with respect to the Schroder Warrant, with the Escrow Agent to sell such number of the Escrowed Shares as may be necessary to satisfy the terms thereof;

                  (d) If the number of Escrowed Shares needed to satisfy any judgment pursuant to subparagraph (b) or the terms of any settlement agreement pursuant to

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                           subparagraph  (c)  (in  either  case,  the  "Schroder
                           Satisfaction Shares") is less than 50,000, the number of shares determined by subtracting the Schroder Satisfaction Shares from 50,000 shall thereupon be released to ARTRA;

                  (e) Upon the final determination by a court of competent jurisdiction, and the expiration of all periods of appeal, that COMFORCE has no liability for any clean-up costs for or other damages in connection with the Gary Site, 50,000 of the Escrowed Shares shall be released to ARTRA;

                  (f) Upon the final determination by a court of competent jurisdiction, and the expiration of all periods of appeal, that COMFORCE has liability for clean-up costs for or other damages in connection with the Gary Site, such number of the Escrowed Shares shall be sold by the Escrow Agent as may be necessary to satisfy the judgment and fully discharge any liability therefor;

                  (g) In accordance with the terms of any settlement agreement entered into with the plaintiffs in the case involving the Gary Site, with the Escrow Agent to sell such number of the Escrowed Shares as may be necessary to satisfy the terms thereof;

                  (h) If the number of Escrowed Shares needed to satisfy any judgment pursuant to subparagraph (f) or the terms of any settlement agreement pursuant to subparagraph (g) (in either case, the "Gary Satisfaction Shares") is less than 50,000, the number of shares determined by subtracting the Gary Satisfaction Shares from 50,000 shall thereupon be released to ARTRA;

                  (i) In accordance with the terms of any settlement agreements entered into with any of the NDA Creditors, with the Escrow Agent to sell such number of the Escrowed Shares as may be necessary to satisfy the terms thereof; and

                  (j) 25,000 of the Escrowed Shares shall be released on the earliest to occur of (i) 360 days after the closing of the Underwritten Offering, (ii) the full satisfaction of all obligations owed to all of the NDA Creditors or (iii) February 28, 1998.

                  12. ARTRA agrees to cause to be prepared and delivered to COMFORCE within 14 days after the execution of this Agreement minutes of the meeting of the Board of Directors of COMFORCE held on or about October 16, 1995, at which meeting the Global acquisition was approved; provided, however, that, if required by the Underwriters, as a condition to the filing of the Underwritten Registration Statement, ARTRA shall cause the secretary of the meeting to certify to the Underwriters as to the action taken at the meeting so as not to delay such filing. ARTRA agrees to deliver to COMFORCE within three days after the execution of this

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Agreement  minutes of the meeting of the Board of Directors  of ARTRA  approving the Global acquisition, if any such meeting was held.

                  13. Within five days after the execution of this Agreement, KSR shall deliver or make available to COMFORCE any remaining files relating to COMFORCE or its predecessors not previously delivered to COMFORCE; provided, however, that COMFORCE agrees to make available to KSR and/or its counsel for review and copying, subject to any confidentiality agreement in customary form as to information not in the public domain or as to which the attorney-client privilege obtain, such information in such files (and all files previously delivered by KSR to COMFORCE) reasonably required (i) to enable KSR to defend itself in connection with the claims made by any person in connection with any legal services performed by KSR on behalf of COMFORCE or (ii) for any other like purpose. KSR shall hold for the benefit of COMFORCE such files as are listed on
Exhibit 13 attached hereto (except such of those files which have previously been delivered to COMFORCE or previously destroyed by KSR in accordance with its customary file retention procedures), to make such files available to COMFORCE upon request and not to destroy any such files unless first offering to deliver such files to COMFORCE.

                  14. To the extent required in connection with the Underwritten Registration Statement, the Shelf Registration Statement, or any listing application which may be filed with the American Stock Exchange or Nasdaq, KSR shall deliver its opinion to the effect that all shares of Common Stock of COMFORCE issued by COMFORCE on or before December 31, 1995 were issued pursuant to available exemptions from registration under the Securities Act of 1933, as amended. COMFORCE agrees to pay the KSR's customary fees for issuing any such opinions.

                  15. Within three days after the date of execution of this Agreement, ARTRA shall cause its margin account with Donaldson, Lufkin & Jenrette to be fully paid, and the certificates evidencing the shares held therein to be delivered to and held by the Custodian pursuant to the terms of the Lock-up Agreement and the Custody Agreement.

                  16. COMFORCE shall cause to be issued to Harvey simultaneously with the execution of this Agreement a certificate evidencing 150,000 shares of Common Stock. COMFORCE agrees to cause 22,500 of such shares to be included in the Underwritten Registration Statement and the remaining 127,500 of such shares to be included in the Shelf Registration Statement, subject to Harvey agreeing to enter into a lock-up agreement in the form attached hereto as Exhibit 16. The shares to be issued to Harvey that are to be included in the Shelf Registration Statement shall be held by the Custodian under the KSR Custody Agreement as if such shares were "Lock-up Shares," as described in paragraph 4 hereof.

                  17. The COMFORCE Parties and the ARTRA Parties, and their successors and assigns, each hereby release and discharge the other and their agents, representatives, officers, directors, employees, successors and assigns, from and against all claims, demands, damages, attorney's fees and costs, rights, actions, causes of action, suits, debts, obligations, liabilities and all other claims of whatsoever nature and kind which such Parties may have, or could have

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brought,  against  the  other or  their  representatives,  officers,  directors, employees, successors and assigns, from any cause whatsoever arising from any events arising prior to or on the date hereof relating to any of the matters which are the subject of this Agreement, including without limitation, any of the matters described in the Letter Agreement or the Assumption Agreement or relating to the Global acquisition.

                  18. COMFORCE hereby acknowledges that it is holding certificates evidencing 31,667 shares of Common Stock owned of record by Fill-Mor, which shares shall be delivered to KSR to be held under the KSR Custody Agreement as Lock-up Shares.

                  19. Each of the parties hereto hereby certifies that he or it has carefully read and fully understands all of the provisions of this Agreement, has thoroughly discussed all aspects of this Agreement with counsel, has been given a reasonable period of time within which to consider the settlement proposed herein and knowingly and voluntarily enters into this Agreement.

                   20. Should any part, term or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall not be deemed to be a part of this Agreement.

                  21.  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to constitute one agreement.

                  22. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first set forth above.

                                      COMFORCE CORPORATION

                                       BY:___________________________________



                                      ___________________________________
                                      James L. Paterek


                                      ___________________________________
                                      Michael Ferrentino


                                      ___________________________________
                                      Christopher P. Franco


                                      _____________________________________
                                      Kevin W. Kiernan


                                      ARTRA GROUP INCORPORATED


                                      BY:___________________________________


                                      FILL-MOR HOLDING, INC.


                                      BY:___________________________________


                                      _____________________________________
                                      Peter R. Harvey


                                      KWIATT, SILVERMAN & REUBEN, LTD.


                                      BY:___________________________________


                                       10